UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  June 19, 2017

Winnebago Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code   641-585-3535

______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and are therefore omitted.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2017, Winnebago Industries, Inc., (the “Company”) and Sarah N. Nielsen, the Company’s former Vice President and Chief Financial Officer, entered into a Separation Agreement (the “Separation Agreement”) pursuant to which Ms. Nielsen separated from employment with the Company effective June 2, 2017.

Separation Agreement

Under the terms of the Separation Agreement Ms. Nielsen will receive thirty-one weeks of pay in equal weekly installments at her base salary at the time of her separation beginning once the Agreement becomes irrevocable and totaling $205,700. The Company will also pay Ms. Nielsen a pro rata share based on Ms. Nielsen’s actual time worked in Fiscal 2017 of any bonus under the Company’s Fiscal 2017 Annual Incentive Compensation Plan, which payment shall be determined in October and paid no later than November 1, 2017. Ms. Nielsen will also receive a lump sum of $8,400 which is approximately equivalent to the premium cost of COBRA coverage during the 31 weeks of separation pay. All other Company benefits such as life insurance, disability insurance, 401(k) plan, and vacation accruals ceased effective with Ms. Nielsen’s separation. In addition, 9,166 unvested shares of stock from stock awards granted in October of 2014 and 2015 and December of 2016, will vest on June 27, 2017, unless this Agreement is rescinded by Ms. Nielsen. The Human Resources Committee agreed to waive the vesting requirements and permit the foregoing shares to vest upon the agreement becoming enforceable.

Under the Separation Agreement, Ms. Nielsen agrees that she will not solicit Company employees or compete against the Company for a period of one year. Ms. Nielsen also agreed to a general release of claims against the Company arising under various employment laws. Under the terms of the Separation Agreement, Ms. Nielsen is entitled to rescind the Agreement for seven days following execution of the Separation Agreement.

The Human Resources Committee approved the compensation payable to Ms. Nielsen under the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement dated June 19, 2017, by Winnebago Industries, Inc. and Sarah Nielsen

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINNEBAGO INDUSTRIES, INC.

Date:	June 22, 2017	By:	/s/ Scott C. Folkers
		Name:	Scott C. Folkers
		Title:	Vice President, General Counsel and Secretary